UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K/A

Amendment No.1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2010

URS CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-7567	94-1381538
(Commission File No.)	(IRS Employer Identification No.)

600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:   (415) 774-2700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

We are furnishing Amendment No. 1 pursuant to Item 2.02 of Form 8-K.

Item   2.02. Results of Operations and Financial Condition.

URS Corporation issued a press release on November 1, 2010, announcing that URS will take a pre-tax, non-cash asset impairment charge of approximately $25 million, or $0.18 per share on an after tax basis, in the third quarter as a result of a legal ruling on its SR-125 claim.  URS Corporation continues to expect that its GAAP earnings per share for fiscal 2010 will be between $3.65 and $3.75 on a fully diluted basis, including the asset impairment charge related to SR-125.  A copy of the press release, entitled “URS To Take Third Quarter Non-Cash Charge Based on Legal Ruling On SR-125 Claim” is furnished as Exhibit 99.1 to this Form 8-K/A pursuant to Item 2.02.  Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, irrespective of any general incorporation language.

Forward-Looking Statements

Statements contained herein that are not historical facts may constitute forward-looking statements, including statements relating to a future impairment charge and future earnings per share.  We believe that our expectations are reasonable and are based on reasonable assumptions; however, we caution you against relying on any of our forward-looking statements as such forward-looking statements by their nature involve risks and uncertainties.  A variety of factors, including but not limited to the following, could cause these expectations to differ materially from those expressed or implied in our forward-looking statements: economic weakness and declines in client spending; changes in our book of business; our compliance with government contract procurement regulations; employee, agent or partner misconduct; our ability to procure government contracts; liabilities for pending and future litigation; environmental liabilities; availability of bonding and insurance; our reliance on government appropriations; unilateral termination provisions in government contracts; our ability to make accurate estimates and assumptions; our accounting policies; workforce utilization; our and our partners' ability to bid on, win, perform and renew contracts and projects; liquidated damages; our dependence on partners, subcontractors and suppliers; customer payment defaults; our ability to recover on claims; impact of target and fixed-priced contracts on earnings; the inherent dangers at our project sites; impairment of our goodwill; integration of acquisitions; the impact of changes in laws and regulations; nuclear indemnifications and insurance; a decline in defense spending; industry competition; our ability to attract and retain key individuals; retirement plan obligations; our leveraged position and the ability to service our debt; restrictive covenants in our credit agreement; risks associated with international operations; business activities in high security risk countries; third-party software risks; natural and man-made disaster risks; our relationships with labor unions; our ability to protect our intellectual property rights; anti-takeover risks and other factors discussed more fully in our Form 10-Q for the period ended July 2, 2010 as well as in other reports subsequently filed from time to time with the United States Securities and Exchange Commission. The forward-looking statements represent our current intentions as of the date on which it was made and we assume no obligation to revise or update any forward-looking statements.

Item   9.01. Financial Statements and Exhibits.

Exhibits

99.1	Press Release, dated November 1, 2010, entitled “URS To Take Third Quarter Non-Cash Charge Based on Legal Ruling on SR-125 Claim.”

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, URS has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URS CORPORATION

Dated: November 2, 2010	By:	/s/ Reed N. Brimhall
Reed N. Brimhall
Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Description
Exhibit

99.1	Press Release, dated November 1, 2010, entitled “URS To Take Third Quarter Non-Cash Charge Based on Legal Ruling on SR-125 Claim.”